EXHIBIT 10.1
AMENDMENT TO
OPTION AWARD AGREEMENTS
     WHEREAS, under the Company’s 1993 Directors’ Stock Option Plan (the “Plan”), [NAME OF OPTIONEE] (“Optionee”), a non-employee director of Pride International, Inc. (the “Company”), was awarded options to purchase shares of the Company’s common stock pursuant to option award agreements (the “Option Award Agreements”) with the following grant dates:
                                   [GRANT DATES]
     WHEREAS, the Board of Directors of the Company (the “Board”) has authorized an amendment to the Plan to permit the exercise of stock options during their full term; and
     WHEREAS, the stock options outstanding under the Option Award Agreements are fully exercisable by their terms; and
     WHEREAS, pursuant to the authorization of the Board, the Nominating and Corporate Governance Committee of the Board has approved the amendment of the Option Award Agreements to permit the exercise of stock options during their full term as set forth below;
     NOW, THEREFORE, the Option Award Agreements are hereby amended such that upon termination of Optionee’s service as a member of the Board of Directors of the Company for any reason other than Cause (as defined in the Plan), any and all stock options outstanding as of the date of Optionee’s termination pursuant to the Option Award Agreements shall be exercisable for the full original ten-year term of such stock options.
     IN WITNESS WHEREOF, Optionee has hereunto set his hand and the Company has caused these presents to be executed in its name and on its behalf, effective as of May 12, 2005.

OPTIONEE
Date:
[NAME OF OPTIONEE]

PRIDE INTERNATIONAL, INC.
Date:	By:	/s/ Paul Bragg
Paul Bragg
President and Chief Executive Officer